SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2002

BUDGET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-78274 (Commission File Number)	59-3227576 (IRS Employer Identification Number)

125 Basin Street, Suite 210 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (904) 238-7035

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Signatures
Press Release dated 7/29/02

Item 3. Bankruptcy or Receivership

     On July 29, 2002, Budget Group, Inc. (the “Company”) and certain of its domestic subsidiaries filed a voluntary petition under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware (Case No. 02-12152).

     As of July 29, 2002, the Company and certain of its domestic subsidiaries had commitments for up to $100 million in debtor-in-possession financing (“DIP”) and for $750 million of vehicle financing to maintain and grow its fleet of vehicles. Both the DIP and the vehicle financing are subject to certain conditions, including the approval of the Bankruptcy Court.

     A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibit is filed herewith and made a part hereof.

Exhibit No.

99.1	—	Press Release, issued by the Company on July 29, 2002.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2002

BUDGET GROUP, INC.

	By:	/s/ Thomas L. Kram

Thomas L. Kram Vice President, Controller (Principal Accounting Officer)